                                                                   Exhibit 10(e)


                              EMPLOYMENT AGREEMENT

                  AGREEMENT dated as of October 4, 1996 (the "Employment Agreement") by and between AMSCAN INC., a New York corporation or AMSCAN HOLDINGS, INC., a Delaware corporation, upon a public offering being made of its shares of stock and AMSCAN INC. becomes a subsidiary thereof, as the case may be (the "Employer" or "Company") and WILLIAM WILKEY (the "Employee").

                                 R E C I T A L S

                  The Employer is presently planning a public offering of its securities and wishes to employ the Employee following the consummation of such offering.
                  The parties wish to set forth the terms and conditions of such employment:
                  NOW, THEREFORE, in consideration of the foregoing and of the covenants and promises contained herein, the parties agree as follows:

                  1.       EFFECTIVENESS OF THIS AGREEMENT AND NAME OF EMPLOYER:

                           This agreement shall become effective on January 1,
1997. The existing employment agreement between Employer and Employee is not being modified hereby and continues in full force and effect until its termination on December 31, 1996.

                  2.       EMPLOYMENT OF THE EMPLOYEE.

                           The Employer employs the Employee to serve as the
Company's sales and marketing manager and as its Senior Vice President in charge of Sales and Marketing and to perform such other duties as may be assigned to him from time to time, by the Company.

                  3.       EMPLOYEE'S DUTIES.

                           (a) During the term of this Employment Agreement,
Employee shall devote his full business time, skill and efforts to the affairs of the Employer as reasonably necessary to permit the faithful and diligent performance of his duties hereunder. Employee shall not accept other employment nor permit such personal interests as he may have to interfere with the performance of his duties hereunder. The parties hereto understand and agree that Employee may participate in charitable and similar activities and may have business investments which may, from time to time, require portions of his time, but which Employee agrees shall not interfere with the performance of his duties hereunder and shall not adversely reflect upon the Employer or its operations.

                           (b) The Employee shall serve without additional
remuneration as (i) a director of the Employer, if elected by Employer's stockholders; (ii) a member of any committee of the Board of the Employer, as determined by the Board; and (iii) a director and/or officer of one or more of the Employer's subsidiaries, if appointed to such position by the Employer or the applicable board of directors.

                  4.       TERM.

                           (a) The Employee's term of employment shall commence
on the 1st day of January 1997 and shall continue for a period of five (5) years thereafter (the "Term"), unless terminated earlier in accordance with the provisions of this Employment Agreement. Notwithstanding the foregoing, the Employee's employment hereunder shall terminate upon the occurrence of any of the following events:

                           (i) the mutual agreement, in writing, at any time, by the Employer and Employee to terminate such employment;

                           (ii)     the death of the Employee;

                           (iii) the unilateral cessation or discontinuance by the Employee of his working for or employment by the Employer;

                           (iv) the termination of the Employee's employment by the Employer, for "Cause" as defined hereinafter.

                  (b) For the purposes of this Employment Agreement, "Cause" shall mean any one of the following (i) the commission by the Employee of any crime or an intentional act of fraud against the Employer; (ii) any act of gross negligence or wilful misconduct on the part of the Employee with respect to his duties under this Employment Agreement; (iii) any act of wilful disobedience on the part of the Employee in violation of specific and reasonable directions of the Employer; (iv) any other material breach of this Employment Agreement which is not cured by the Employee within a reasonable time fixed by the Employer; (v) any conduct on the part of the Employee which has a materially adverse effect upon the performance by the Employee of his duties in connection with the business of the Employer, or a materially adverse effect upon the relationship of customers or potential customers or employees of the Employer with the Employer.
                  (c) Upon termination of the Employee's employment hereunder, whether at the end of the term hereof or in the event of earlier termination, the Employee shall have no further rights under this Employment Agreement, except as expressly herein set forth. Nothing contained herein shall be deemed to preclude the Employer from enforcing any remedies available to it at law or equity in consequence of a breach by the Employee of his obligations to the Employer or available to the Employer under the provisions of this Employment Agreement, including without limitation the enforcement of any restrictive covenants hereunder to the extent herein provided.

                  5.       COMPENSATION.

                           During the Term, the Employer agrees to pay to the
Employee the
following base yearly salaries:

                           (a) The base yearly salary shall be $200,000.00 for
the calendar year 1997.

                           (b) For each full calendar year after the first the
base yearly salary will be increased by 5% of the base yearly salary of the preceding calendar year.

                           (c) Employee's base yearly salary shall be payable in
regular intervals in accordance with the Company's customary payroll practices in effect during the Term.

                           (d) All compensation shall be subject to such
withholding of any federal, state or local taxes as may be required by law with respect to these payments.

                           (e) In the event of the termination of the Employee's
employment before the end of a calendar year, the base yearly salary for the year of termination shall be pro-rated to the date of termination.

                  6.       BONUS.

                           In addition to the base yearly salary set forth in
Paragraph 5. hereof and any other compensation payable to the Employee as herein set forth, the Employer agrees to pay to the Employee a bonus or bonuses in the amounts and as and upon the terms and conditions herein set forth:

                  (a) The Employer shall pay to the Employee for each calendar year of his employment hereunder a bonus based upon both the annual increase in sales in the United States and Canada and the annual increase in gross profit with respect to such sales. Annexed hereto as Schedule A is a schedule of the sales increases and the gross profit increases necessary to be achieved to result in the grant of an annual bonus hereunder. For the purpose of computing bonuses, appropriate interpolations shall be made with respect to both the Sales Growth and the Percent Increase in Gross Profit Dollar percentages intermediate to those shown on Schedule A: (Example: Assume Sales Growth to be 4% and Percent Increase in Gross Profit Dollars to be 7% then the bonus shall be $145,000. computed as follows: 4% Sales Growth shall be interpolated as $125,000. and at 7% Percent Increase in Gross Profit Dollars the bonus shall be interpolated as $145,000.)

                  (b) The bonus, if any, payable hereunder shall be computed on the aggregate gross sales and profits within the United States and Canada by Amscan Inc. which includes Deco, Kookaburra, Trisar and Amscan Canada, after intercompany eliminations and before warehouse expenses.

                  (c) All bonuses shall be computed by the Employer's accountants and such computations shall be binding upon the parties except if made fraudulently or in a grossly negligent manner. Employee, upon request, will receive the documents, reports and statements necessary to review and confirm the computations made pursuant to this provision.

                  (d) All bonuses shall be paid within ninety (90) days following the year end.

                  7.       STOCK OPTION.

                           As additional compensation to the Employee, if Amscan
Holdings Inc. makes an initial public offering, then the Employer grants to the Employee a stock option to purchase one hundred thousand (100,000) shares of the Company's common stock at the option price or prices and upon the terms and conditions set forth in the "Stock Option Plan" adopted by the Company; a copy of which has been delivered to the Employee.

                  8.       ADDITIONAL STOCK OPTIONS.

                           In addition to the grant referenced in paragraph 7.
above, if Amscan Holdings, Inc. makes an initial public offering, it intends to adopt a stock option plan for the benefit of its employees (such plan, whether adopted by Employer or any parent corporation of Employer, is referred to herein as the "OPTION PLAN"). Following adoption of the Option Plan, Employee will be entitled to participate on the same basis and at the same time as other executive officers and key senior management personnel of the Employer in any options awarded to such personnel as a group, provided, however, that the foregoing provision shall not apply with respect to any grants of options pursuant to the Option Plan which are made prior to or within 30 days following the closing of the initial public offering of common stock of the Employer or its parent corporation, if any. Such stock option plan shall include a provision for the pro-rata vesting within no more than five (5) years.

                  9.       FRINGE BENEFITS.

                           As additional consideration for the services of the
Employee under this Employment Agreement, the Employer shall provide to the Employee all fringe benefits provided by the Employer to its other executives, including automobile allowance, paid vacation, holiday and sick leave, medical insurance for the Employee, with spouse and dependent children fully paid for by the Employer and group life insurance, and participation in pension and/or profit sharing plans, in the same manner and to the same extent as such fringe benefits shall be available to such other executives of the Employer.

                  10.      BUSINESS EXPENSES.

                           The Employer acknowledges that the Employee may
necessarily incur, for
the benefit of the Company and in furtherance of the Company's business, various expenses included but not limited to travel, entertainment and promotion expenses. The Employer, at its option, shall either pay such necessary expenses directly, advance sums to be used for payment of such necessary expenses or on submission by the Employee of receipts and an itemized account of such expenditures, reimburse the Employee for such necessary expenses actually incurred by him.
                  11.      RESTRICTIVE COVENANT.

                           The Employee acknowledges that his employment with
the Employer has brought and will bring him into close contact with trade secrets, proprietary information and other confidential material and assets of the Employer and other information not readily available to the public, the disclosure of which to third parties would have a material adverse effect on the Employer's business operations. In recognition of the foregoing, the Employee covenants and agrees that:


                           (a) During the Term and during any extended term,
whether or not the Employee's employment is terminated before the end of the particular term, and upon termination of the Employee's employment for a period of three (3) years following such termination, he will not, directly or indirectly, as proprietor, partner, shareholder (other than as a less than five percent shareholder in a publicly held company), officer, director, employee or consultant, or in any other capacity, for his own benefit or for or with any other person or entity, engage in or perform services in any business or activity involved in or related to the business in which the Employer or any of its Affiliates may hereafter become engaged in the United States and Canada. The Employee acknowledges that the Employer now carries on its business in many trading areas throughout the world and in particular in the United States and Canada.

                           (b) Employee will not, at any time, without the prior
written consent of the Employer, furnish or disclose to any person who is not then an officer, employee or agent of the Employer, (i) any trade secret of the Employer, or (ii) any documents, records, plans, models, customer lists or other tangible property of the Employer, regardless of its form, which may come into his possession, custody or control on consequence of his employment.

                           (c) In addition to a right to accounting by the
Employer and/or damages and/or any other relief to which the Employer may be entitled as a result of the Employee's breach hereof, the Employer will be entitled to injunctive relief restraining any such breach or threatened breach, or the continuation of such breach, by the Employee, provided however, that if a court of competent jurisdiction shall determine that this covenant shall be enforceable only if limited to a shorter period of time or to a smaller geographical area than is herein expressly provided, or otherwise limited, than and in such event, this covenant shall be deemed to be limited to the extent so determined to be enforceable, in the same manner and to the same extent as if such limited were expressly provided herein.

                           (d) The rights hereunder of the Employer against the
Employee may be assigned by the Employer and may be enforced by any successors or assigns of the Employer.

         12.      NOTICES.

                  Any notices, requests, consents and other communications, required or permitted to be given hereunder, shall be in writing, and shall be deemed to have been duly given if delivered personally or sent by certified mail, return receipt requested, to the party to be notified at his or its address set forth below or at such other address as the party to be notified may have otherwise designated, by notice in writing, with copies to their respective attorneys as set forth below:

         To Employer:               Amscan Inc.
                                    80 Grasslands Road
                                    Elmsford, NY 10523
                                    Att: Board of Directors

         with a copy to:            Kurzman & Eisenberg
                                    Sam Eisenberg, Esq.
                                    One North Broadway
                                    White Plains, NY 10601

         To Employee:               Mr. William Wilkey
                                    123 Harbor Drive
                                    Unit 212
                                    Stamford, CT 06902

         with a copy to:            The Wirth Law Firm P.C.
                                    Att: John C. Wirth, Jr., Esq.
                                    11 Martine Avenue
                                    White Plains, New York 10606


         13.      AMENDMENTS.

                  No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

         14.      GOVERNING LAW.

                  This Employment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

         15.      PARAGRAPH HEADINGS.

                  The paragraph headings used in this Employment Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this

Employment Agreement.

         16.      ENTIRE AGREEMENT.

                  This Employment Agreement including any Exhibits attached hereto sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties, except as specifically provided herein.

         17.      SUCCESSORS AND ASSIGNS.

                  This Employment Agreement, and the Employee's rights and obligations hereunder, may not be assigned by the Employee. This Employment Agreement shall be binding on any successor to the Employer, whether by merger, acquisition of substantially all of the Employer's assets or otherwise, as fully as if such successor were a signatory hereto. The term "Employer" as used in this Employment Agreement, shall include all such successors.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



AMSCAN INC. (Employer)



By:  /s/ JOHN SVENNINGSEN                         /s/ WILLIAM WILKEY
     -------------------------                    -------------------------
     John Svenningsen,                            William Wilkey, (Employee)
     President

                                   SCHEDULE A

                                BONUS PER PARA 6.

                    PERCENT INCREASE IN GROSS PROFIT DOLLARS*

SALES        5%           10%           15%          20%           25%           30%          35%           40%
GROWTH
3%          100,000      150,000       200,000      250,000       300,000       350,000      400,000       450,000
5%          150,000      200,000       250,000      300,000       350,000       400,000      450,000       500,000
10%         200,000      250,000       300,000      350,000       400,000       450,000      500,000       550,000
15%         250,000      300,000       350,000      400,000       450,000       500,000      550,000       600,000
20%         300,000      350,000       400,000      450,000       500,000       550,000      600,000       650,000
25%         350,000      400,000       450,000      500,000       550,000       600,000      650,000       700,000
30%         400,000      450,000       500,000      550,000       600,000       650,000      700,000       750,000
35%         450,000      500,000       550,000      600,000       650,000       700,000      750,000       800,000
40%         500,000      550,000       600,000      650,000       700,000       750,000      800,000       850,000